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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

COMPANY                                                   JURISDICTION / STATE
                                                          OF INCORPORATION

Team, Inc.                                                Texas

    TeamCam Limited                                       Trinidad, West Indies

    Team Industrial Services, Ltd.                        United Kingdom

    Teaminc. Europe                                       The Netherlands

    Team Investment, Inc.                                 Delaware

    Team Facilities & Services, L.P.                      Texas

        Teco Manufacturing, Inc.                          Texas

        Pipe Repairs, Inc.                                Texas

        Hellums Services, Inc.                            Texas

        Team Industrial Services, Inc. (formerly
        Team Environmental Services, Inc.)                Texas

        Leak Repairs, Inc.                                Delaware

        USA Maintenance & Repair Services, Inc.
        (Formerly Universal Services Co., Inc.)           Texas

        First American Capital Corporation                Texas

    Team Industrial Services (Cayman), Inc.               Cayman Islands

    Team Industrial Services Asia Pte. Ltd.               Singapore